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                                                                   Exhibit 10.31



                                      ESS



To:     Fred Chan

From:   Bo Ericsson

Date:   November 26, 1997

Re:     EXIT AGREEMENT



1. Ericsson's last date of full time employment will be Dec 12 1997. Ericsson will serve as a consultant, reporting to Nicholas Aretakis, on a part time basis for an additional four weeks (max 20 hours a week). Ericsson's salary will end on Dec 12.

2. Ericsson's primary responsibility during his remaining time with ESS will be a) generating candidates for the open VP marketing position, b) transfer of the marketing organization to Nicholas Aretakis and c) developing a business plan for ESS' personal computer business

3. On Dec 12 1997, ESS will pay Ericsson his 1997 bonus of 37.5K plus 60K in severance payment, plus remaining salary balance. Upon receipt on Dec 12 of these payments, ESS will have fulfilled all of its obligations to Ericsson, per Ericsson's amended employment agreement, and Ericsson will have no further claims against ESS.




/s/ Fred Chan                             /s/ Bo Ericsson
-------------------------                 -------------------------
Fred Chan, CEO                            Bo Ericsson